                             SECOND AMENDED AND RESTATED
                           AGREEMENT OF LIMITED PARTNERSHIP
                                          OF
                             CAPROCK FIBER NETWORK, LTD.









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                                  TABLE OF CONTENTS
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ARTICLE I

DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
       1.01    Terms Defined . . . . . . . . . . . . . . . . . . . . . . . .2
       1.02    Number and Gender . . . . . . . . . . . . . . . . . . . . . .5

ARTICLE II

GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
       2.01    Continuation; Admission . . . . . . . . . . . . . . . . . . .5
       2.02    Name. . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
       2.03    Principal Place of Business; Registered Office; Registered
               Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
       2.04    Purposes. . . . . . . . . . . . . . . . . . . . . . . . . . .5
       2.05    Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

ARTICLE III

CAPITAL CONTRIBUTIONS - PARTNERSHIP INTERESTS. . . . . . . . . . . . . . . .6
       3.01    Initial Capital Contributions . . . . . . . . . . . . . . . .6
       3.02    Additional Capital Contributions. . . . . . . . . . . . . . .6
       3.03    Failure to Make Required Contributions. . . . . . . . . . . .6
       3.04    Capital Accounts. . . . . . . . . . . . . . . . . . . . . . .6
       3.05    Partner Loans . . . . . . . . . . . . . . . . . . . . . . . .7
       3.06    Other Matters Relating to Capital Contributions . . . . . . .7
       3.07    Deficit Capital Account Balances. . . . . . . . . . . . . . .7

ARTICLE IV

RIGHTS AND POWERS OF THE GENERAL PARTNER . . . . . . . . . . . . . . . . . .8
       4.01    Duties of General Partner . . . . . . . . . . . . . . . . . .8
       4.02    Reliance by Third Parties . . . . . . . . . . . . . . . . . .8
       4.03    Management of Business. . . . . . . . . . . . . . . . . . . .8
       4.04    Operating Reserve Account . . . . . . . . . . . . . . . . . .9
       4.05    Payment of Costs and Expenses . . . . . . . . . . . . . . . .9
       4.06    Exercise of Rights and Powers . . . . . . . . . . . . . . . .9
       4.07    Compensation. . . . . . . . . . . . . . . . . . . . . . . . .9
       4.08    Liability . . . . . . . . . . . . . . . . . . . . . . . . . .9
       4.09    Indemnification . . . . . . . . . . . . . . . . . . . . . . .9
       4.10    Tax Matters Partner . . . . . . . . . . . . . . . . . . . . 10
       4.11    Guaranty of Debt; Guaranty and Commitment Fees. . . . . . . 11
       4.12    Construction Management . . . . . . . . . . . . . . . . . . 11

       4.13    Network Administration. . . . . . . . . . . . . . . . . . . 12

ARTICLE V

LIMITED PARTNER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . 12
       5.01    Limitation of Liability . . . . . . . . . . . . . . . . . . 12
       5.02    Management. . . . . . . . . . . . . . . . . . . . . . . . . 12
       5.03    Consents. . . . . . . . . . . . . . . . . . . . . . . . . . 12
       5.04    Power of Attorney . . . . . . . . . . . . . . . . . . . . . 12
       5.05    Death, Bankruptcy, Etc. . . . . . . . . . . . . . . . . . . 13

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . 13
       6.01    Allocation of Net Income and Loss from Operations . . . . . 13
       6.02    Distributions of Cash Flow from Operations
               and Major Capital Events. . . . . . . . . . . . . . . . . . 14
       6.03    Limitations on Allocations. . . . . . . . . . . . . . . . . 14
       6.04    Distributions Upon Liquidation of Partnership . . . . . . . 16
       6.05    Liquidation of Partners Interest. . . . . . . . . . . . . . 16
       6.06    In-Kind Distributions . . . . . . . . . . . . . . . . . . . 17
       6.07    Additional Tax Allocation Provisions. . . . . . . . . . . . 17

ARTICLE VII

FISCAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
       7.01    Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . 18
       7.02    Books and Records . . . . . . . . . . . . . . . . . . . . . 18
       7.03    Reports and Statements. . . . . . . . . . . . . . . . . . . 18
       7.04    Audit . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
       7.05    Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . 19
       7.06    Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . 19
       7.07    Tax Elections . . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE VIII

TRANSFERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
       8.01    Restriction on Transfers. . . . . . . . . . . . . . . . . . 19
       8.02    Permitted Sales after Right of First Refusal Is Given . . . 19
       8.03    Permitted Transfers . . . . . . . . . . . . . . . . . . . . 20
       8.04    Assumption by Transferee. . . . . . . . . . . . . . . . . . 21
       8.05    Cost of Transfers . . . . . . . . . . . . . . . . . . . . . 21
       8.06    Effect of Attempted Disposition in Violation of this
               Agreement . . . . . . . . . . . . . . . . . . . . . . . . . 21


ARTICLE IX

RESIGNATION, WITHDRAWAL AND REMOVAL OF GENERAL PARTNER:
ADMISSION OF NEW GENERAL PARTNER . . . . . . . . . . . . . . . . . . . . . 21
       9.01    Voluntary Resignation or Withdrawal of the General Partner. 21
       9.02    Substitute and Additional General Partners. . . . . . . . . 21
       9.03    Admission of a Successor General Partner. . . . . . . . . . 21

ARTICLE X

DISSOLUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
       10.01   Dissolution . . . . . . . . . . . . . . . . . . . . . . . . 22
       10.02   Wind-Up of Affairs. . . . . . . . . . . . . . . . . . . . . 23

ARTICLE XI

MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
       11.01   Amendments. . . . . . . . . . . . . . . . . . . . . . . . . 23
       11.02   Other Activities. . . . . . . . . . . . . . . . . . . . . . 23
       11.03   Partition . . . . . . . . . . . . . . . . . . . . . . . . . 23
       11.04   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . 23
       11.05   Provisions Severable. . . . . . . . . . . . . . . . . . . . 23
       11.06   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . 23
       11.07   Headings. . . . . . . . . . . . . . . . . . . . . . . . . . 24
       11.08   Successors and Assigns. . . . . . . . . . . . . . . . . . . 24
       11.09   APPLICABLE LAW. . . . . . . . . . . . . . . . . . . . . . . 24

                             SECOND AMENDED AND RESTATED
                           AGREEMENT OF LIMITED PARTNERSHIP
                                          OF
                             CAPROCK FIBER NETWORK, LTD.


     This Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. (the "Agreement") is entered into by and among CapRock Systems, Inc., a Texas corporation ("CapRock") as the general partner (the "General Partner"), and Jere W. Thompson, Sr. ("Jere Thompson"), Margaret Dunlap Thompson ("Peggy Thompson"), Michael D. Thompson ("Michael Thompson"), Patrick J. Thompson ("Pat Thompson"), Kimberly A. Thornton ("Kim Thornton"), Margaret D. Nelson ("Debbie Nelson"), Christopher D. Thompson ("Chris Thompson"), David E. Thompson ("David Thompson") (collectively, the "Thompson Family"), Mark Langdale ("Langdale"), Jere W. Thompson, Jr. ("Thompson"), The Hayden Company, a Texas corporation ("Hayden"), Joe C. Thompson, Jr. ("Jodie Thompson"), and The Florida Company, a Texas corporation ("Florida") as the limited partners (the "Limited Partners").

                                R E C I T A L S:


     A. CapRock Fiber Network, Ltd., a Texas limited partnership (the "Partnership") was formed by that certain Agreement of Limited Partnership of CapRock Fiber Network, Ltd. (the "Original Agreement).

     B. The Original Agreement was amended and restated by that certain Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. dated May 31, 1993 (the "Amended Agreement").

     C. The General Partner and the Limited Partners desire to amend the Amended Agreement to (i) admit Hayden, Florida and Jodie Thompson as Limited Partners, (ii) increase the interests in the Partnership of Thompson and Langdale, (iii) amend the allocation and distribution provisions to account for a construction loan which has been guaranteed by certain of the Partners,
(iv) modify the purposes of the Partnership, and (v) otherwise amend the Amended Agreement as set forth herein.

                                   AGREEMENT:

     NOW THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner and the Limited Partners agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

     1.01 TERMS DEFINED. When used in this Agreement, the following terms shall have the meanings set forth below:

          "Act" shall mean the Texas Revised Limited Partnership Act as set forth in Vernon's Revised Civil Statutes Annotated Article 6132a-1, as subsequently amended.

          "Affiliate" shall mean a Person who is (i) directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Person in question, or (ii) a spouse, child, grandchild, parent, sibling or any Person controlled by any of the foregoing, of the Person in question, or in case of a Person other than an individual, the individual who controls the Person in question. For example, a trust for the benefit of the grandchild of the controlling shareholder of a Partner that is a corporation, would be treated as an Affiliate. The term "control," as used in the immediately preceding sentence, means, with respect to an entity that is a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of such corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.

          "Capital Contribution" shall mean the cash and the fair market value of property other than cash (net of liabilities which the Partnership assumes or takes the property subject to) contributed to the capital of the Partnership by a Partner.

          "Cash Flow" shall mean, for the period in question, or in the case of a Major Capital Event, the event in question, the amount by which the aggregate cash receipts of the Partnership from any source (including loans and Capital Contributions) exceed the sum of the cash expenditures of the Partnership plus a cash reserve in the amount determined by the General Partner to be sufficient to meet the working capital requirements of the Partnership.

          "Certificate" shall mean the Amended and Restated Certificate of Limited Partnership to be filed upon behalf of the Partnership with the Secretary of State of Texas in accordance with all applicable statutes.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

          "Commitment Fee" shall mean a fee payable to each Guarantor in an amount equal to 1% of such Guarantor's Guaranty.

          "Construction Lender" shall mean Bank One, Texas, National Association, or such other Person who refinances the Construction Loan or becomes a successor in interest to Bank One, Texas, National Association with respect to the Construction Loan.

          "Construction Loan" shall mean the loan made by the Construction Lender to the Partnership in an amount sufficient to construct, and initiate operations of, the Network.

          "General Partner" shall mean CapRock, so long as such Person shall continue as a general partner hereunder, and any other Person who has been admitted as and continues to be, a general partner of the Partnership.

          "Guarantors" shall mean Jere Thompson, Hayden, Florida, Jodie Thompson and Mark Langdale.

          "Guaranty" shall mean with respect to each Guarantor, the limited and several amount of the Construction Loan which has been personally guaranteed by such Guarantor in accordance with Section 4.11.

          "Guaranty Fee" shall mean an annual amount payable to each Guarantor equal to 7% (pro-rated for partial years) of the product of (i) the amount of such Guarantor's Guaranty multiplied by (ii) a fraction, the numerator of which is the lesser of (A) $8,000,000, or (B) the average outstanding daily principal under the Construction Loan during the applicable period and the denominator of which is $8,000,000.

          "Limited Partners" shall mean Jere Thompson, Peggy Thompson, Michael Thompson, Pat Thompson, Debbie Nelson, Kim Thornton, Chris Thompson, David Thompson, Langdale, Thompson, Hayden, Florida and Jodie Thompson so long as each such Person shall continue as a limited partner hereunder, and any other Person who has been admitted as, and who continues to be, a limited partner of the Partnership.

          "Liquidating Event" shall mean the sale, condemnation or exchange of all or substantially all of the Network or other transaction which, individually or together with any similar transaction or transactions, results in the disposition of all or substantially all of the Network and occurs in the course of liquidation of the Partnership, or upon and with respect to which event the Partnership is wound up and all payments, including payments on any promissory notes, have been received.

          "Major Capital Event" shall mean any event (excluding a Liquidating Event) arising other than in the ordinary course of the Partnership's business, including, without limitation, (i) the sale, exchange or disposition of less than substantially all of the Network; (ii) a condemnation or disposition of less than substantially all of the Network;
     (iii) the recovery of damage awards or settlements or insurance proceeds from the loss of or damage to the Network, and (iv) a borrowing or refinancing by the Partnership. The General Partner's designation of an event as a Major Capital Event shall be binding upon the Partners and the Partnership absent manifest error.

          "Majority in Interest" shall mean Partners (or Partners of a designated class) owning more than 50% of the Partnership Interests (or Partnership Interests of the designated class).

          "Network" shall mean the fiber optic telecommunications network to be constructed, maintained and operated by the Partnership and initially located between Corpus Christi and Houston, Texas, as may be expanded or modified by agreement among the General Partner and a Majority in Interest of the Limited Partners.

          "Operations" shall mean all activities arising in the ordinary course of the Partnership's business not constituting a Major Capital Event or a Liquidating Event.

          "Partners" shall mean the General Partner and the Limited Partners. "Partner" shall mean any one of the Partners.

          "Partnership" shall mean the limited partnership created and existing pursuant hereto.

          "Partnership Interest" shall mean a Partner's interest, expressed as a percentage in Exhibit "A" in the income, gains, losses, deductions, tax credits, voting rights and distributions of the Partnership as may be affected by the provisions of this Agreement and as may thereafter be adjusted.

          "Person" shall mean an individual, partnership, joint venture, corporation, limited liability company, trust, estate or other entity or organization.

          "Preferred Return" shall mean, with respect to each Guarantor, a cumulative rate of return equal to twelve percent (12%) per annum, compounded annually, on such Guarantor's Unreturned Capital Contributions.

          "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

          "Section" shall mean any section or subsection in this Agreement.

          "Service" shall mean the Internal Revenue Service.

          "The Thompson Family" shall mean Jere Thompson, Peggy Thompson, Michael Thompson, Pat Thompson, Debbie Nelson, Kim Thornton, Chris Thompson and David Thompson.

          "Transfers" shall mean the sale, transfer, conveyance, assignment, pledge, hypothecation, mortgage or other encumbrance or disposition of all or any part of a Partnership Interest.

          "Unpaid Preferred Return" shall mean, as to each Guarantor, an amount equal to such Guarantor's Preferred Return less distributions previously made to such Guarantor pursuant to Section 6.02 (a)from and after the date of this Agreement.

          "Unreturned Capital Contributions" shall mean, as to each Guarantor, the aggregate Capital Contributions made to the Partnership by such Guarantor from and after the date of this Agreement pursuant to
     Section 3.02(b), reduced by the aggregate distributions to such Guarantor from and after the date of this Agreement from the Partnership pursuant to Section 6.02(b).

     1.02 NUMBER AND GENDER. Whenever the context requires, references in this Agreement to the singular number shall include the plural, and the plural number shall include the singular, and words denoting gender shall include the masculine, feminine and neuter.

                                      ARTICLE II

                                       GENERAL

     2.01 CONTINUATION; ADMISSION.

          (a) The Partners hereby continue the Partnership as a limited partnership pursuant to the Act for the purposes described in Section
     2.04. The General Partner shall execute and file on behalf of the Partners and the Partnership a Certificate in accordance with applicable statutory requirements in such offices and places as may be required by the laws of the State of Texas.

          (b) As of the effective date of this Agreement, Hayden, Florida and Jodie Thompson are admitted to the Partnership as Limited Partners, and the Partnership Interests of the Partners shall be as set forth in Exhibit "A".

     2.02 NAME. The business of the Partnership shall be conducted under the name "CapRock Fiber Network, Ltd."

     2.03 PRINCIPAL PLACE OF BUSINESS; REGISTERED OFFICE; REGISTERED AGENT. The principal place of business, the principal office and the registered office of the Partnership shall be at 13455 Noel Road, Suite 1925, Lockbox 46, Dallas, Texas 75240. The General Partner may change the principal place of business of the Partnership to any other place upon ten (10) days written notice to the Limited Partners. The registered agent shall be Jere W. Thompson, Jr.

     2.04 PURPOSES. The purposes of the Partnership shall be:

               (a)  to finance, construct, own and operate the Network;

               (b) to perform all acts which are appropriate or necessary in conjunction with the Partnership financing, constructing, owning and operating the Network; and

               (c) to do any and all other acts and things necessary, incidental or convenient to carry on the Partnership business as contemplated under this Agreement.

     2.05 TERM. The Partnership shall continue until terminated pursuant to
Section 10.01.

                                     ARTICLE III

                    CAPITAL CONTRIBUTIONS - PARTNERSHIP INTERESTS

     3.01 INITIAL CAPITAL CONTRIBUTIONS. As of the effective date of this Agreement, the Partnership has issued Partnership Interests to each of the Guarantors in consideration of their Guaranties. Each of the other Partners, or their predecessor's in interest, has previously contributed cash or property to the Partnership.

     3.02 ADDITIONAL CAPITAL CONTRIBUTIONS.

          (a) No Partner shall be obligated to make any Capital Contributions to the Partnership.

          (b) If a Guarantor makes payments to the Construction Lender pursuant to its obligation under the applicable Guaranty, such payment shall be treated as a Capital Contribution to the Partnership.

     3.03 FAILURE TO MAKE REQUIRED CONTRIBUTIONS. Any Guarantor who fails or refuses to make any payment to the Construction Lender required under such Guarantor's Guaranty by any applicable due date (including all extensions and cure periods) shall forfeit its Partnership Interest (but in the cases of Langdale and Jere Thompson, only the portion of their respective Partnership Interest received as consideration for their Guaranty) to the remaining Guarantors, who shall be entitled to receive such interest pro rata based upon the amount of such Guarantors' Guaranties. Such forfeiture will occur automatically upon such failure or refusal to pay without necessity of any further action.

     3.04 CAPITAL ACCOUNTS. The Partnership shall establish and maintain a capital account ("Capital Account") for each Partner in accordance with Section 704(b) of the Code and Treasury Regulations Section 1.704-1(b)(2)(iv). Except as otherwise provided in this Agreement, the Capital Account balance of each Partner shall be credited (increased) by (i) the amount of cash contributed or deemed contributed by such Partner to the capital of the Partnership, (ii) the fair market value of property contributed or deemed contributed by such Partner to the capital of the Partnership (net of liabilities secured by such property that the Partnership assumes or takes subject to), (iii) such Partner's allocable share of Partnership income and gain (or items thereof) including income and gain exempt from federal taxation, and (iv) such Partner's share of any increase in basis of Partnership "Section 38" property pursuant to Section 48(q) of the Code, and the Capital Account balance of each Partner shall be debited (decreased) by (i) the amount of cash distributed to such Partner, (ii) the fair market value of property distributed to such Partner (net of liabilities secured by such property which the Partner assumes or takes subject
to), (iii) such Partner's share of Partnership losses, depreciation and other deductions, including such Partner's share of expenditures of the Partnership described in Section 705(a)(2)(B) of the Code and (iv) such Partner's share of any reduction in basis of Partnership "Section 38" property pursuant to Section 48(q) of the Code. A Partner's share of any basis reduction or increase pursuant to Section 48(q) of the Code shall be determined in the manner prescribed by Treasury Regulations Section 1.46-3(f). Notwithstanding the foregoing, a Partner's Capital Account shall not be adjusted to reflect gain or loss attributable to the disposition of property contributed by such Partner to the extent such Partner's Capital Account reflected such inherent gain or loss in the property on the date of its contribution to the Partnership.

     3.05 PARTNER LOANS. A Partner, or an Affiliate of a Partner, may, but is not obligated to, loan or cause to be loaned to the Partnership such additional sums as the General Partner deems appropriate or necessary for the conduct of the Partnership's business. Loans made by a Partner, or an Affiliate of a Partner, shall be upon such terms and for such maturities as the General Partner deems reasonable in view of all the facts and circumstances and the repayment of which may be designated in priority to distributions of Cash Flow.

     3.06 OTHER MATTERS RELATING TO CAPITAL CONTRIBUTIONS.

          (a) Loans by any Partner to the Partnership shall not be considered contributions to the capital of the Partnership.

          (b) No Partner shall be required to make contributions to the capital of the Partnership except to the extent expressly provided by this Article III.

          (c) No Partner shall be entitled to withdraw, or to obtain a return of, any part of his or her contribution to the capital of the Partnership, or to receive property or assets other than cash in return thereof, and no Partner shall be liable to any other Partner for a return of his or her contributions to the capital of the Partnership, except as provided in this Agreement.

          (d) No Partner shall be entitled to priority over any other Partner, either with respect to a return of his or her contributions to the capital of the Partnership, or to allocations of taxable income, gains, losses or credits, or to distributions, except as provided in this Agreement.

          (e)  No interest shall be paid on any Partner's Capital Contributions.


     3.07 DEFICIT CAPITAL ACCOUNT BALANCES. Upon liquidation of the Partnership, no Limited Partner with a deficit balance in his or her Capital Account shall have any obligation to restore such deficit balance, or to make any contribution to the capital of the Partnership. Upon liquidation of the Partnership, the General Partner shall be obligated to contribute to the capital of the Partnership within ninety (90) days after the date of such liquidation an amount equal to the lesser of its deficit Capital Account balance or 1.01% of the aggregate Limited Partner Capital Contributions less the aggregate Capital Contributions previously made by the General Partner which amount shall be paid to the creditors of the Partnership or distributed to the other Partners in accordance with their positive Capital Account balances.

                                      ARTICLE IV

                       RIGHTS AND POWERS OF THE GENERAL PARTNER

     4.01 DUTIES OF GENERAL PARTNER. The General Partner shall have full, exclusive and complete discretion to manage and control the business and affairs of the Partnership, to make all decisions affecting the business and affairs of the Partnership, and to take all actions it deems necessary or appropriate to accomplish the purposes of the Partnership. The rights, powers and authorities of the General Partner shall include, without limitation, absolute authority to (i) perform all acts, make all decisions and perform all duties which are appropriate or necessary in conjunction with the fulfillment of the Partnership purposes, and (ii) negotiate, execute and deliver any and all documents appropriate or necessary to accomplish any of the foregoing. The rights, powers and authorities of the General Partner pursuant to this Agreement shall be liberally construed to encompass all acts and activities in which a Limited Partnership may engage under the act. The expression of any power, authority or right of the General Partner in this Agreement shall not limit or exclude any other power, authority or right which is not specifically or expressly set forth in this Agreement or the act.

     4.02 RELIANCE BY THIRD PARTIES. Notwithstanding any other provision of this Agreement to the contrary, no lender or purchaser, including any purchaser of property from the Partnership or any other person dealing with the Partnership, shall be required to look to the application of proceeds hereunder or to verify any representation by the General Partner as to the extent of the interest in the assets of the Partnership that the General Partner is entitled to encumber, sell or otherwise use, and any such lender or purchaser shall be entitled to rely exclusively on the representations of the General Partner as to its authority to enter into such financing or sale arrangement and shall be entitled to deal with the General Partner as to its authority to enter into such financing or sale arrangement and shall be entitled to deal with the General Partner as if it were the sole party in interest therein, both legally and beneficially. In no event shall any Person dealing with the General Partner's representative with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expedience of any act or action of the General Partner or the General Partner's representative. Every contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the General Partner or the General Partner's representative with respect to the business or property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and/or delivery thereof; this Agreement was in full force and effect, (b) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership, and (c) the General Partner or the General Partner's representative was duly authorized and empowered to execute to deliver any and every such instrument or document for and on behalf of the Partnership.

     4.03 MANAGEMENT OF BUSINESS. The General Partner shall operate and manage the business of the Partnership on a day-to-day basis. Notwithstanding the foregoing, the General Partner shall have the right, in its sole discretion, to employ any competent management company as it shall select to perform said management services.

     4.04 OPERATING RESERVE ACCOUNT. To the extent funds of the Partnership are sufficient therefor, the General Partner shall maintain an adequate reserve for operating expenses and capital expenditures as deemed necessary by the General Partner for the proper conduct of the business of the Partnership.

     4.05 PAYMENT OF COSTS AND EXPENSES. The Partnership shall be responsible for paying all costs and expenses of forming and continuing the Partnership, and conducting the business of the Partnership, including, without limitation, costs of utilities, costs of furniture, fixtures, equipment and supplies, insurance premiums, property taxes, accounting costs, legal expenses and office supplies. If any such costs and expenses are or have been paid by the General Partner, or any of its Affiliates, on behalf of the Partnership, then such General Partner (or its Affiliates) shall be entitled to be reimbursed for such payment so long as such cost or expense was reasonably necessary and was reasonable in amount.

     4.06 EXERCISE OF RIGHTS AND POWERS. The General Partner shall endeavor to operate and manage the business of the Partnership to the best of its ability, in a careful and prudent manner and in accordance with good industry practice. The authority of the General Partner to take any action required or permitted under the provisions of this Agreement shall in all respects be exercised in its sole and absolute discretion, and the General Partner shall be required to devote only such time to the performance of its duties and obligations hereunder as it shall, in its sole and absolute discretion, determine to be necessary or advisable. The General Partner shall be entitled to deal with its Affiliates in the performance of its duties and obligations under this Agreement, so long as the material terms and conditions of such dealings are not substantially different from the prevailing market terms, conditions and prices available from non-Affiliated third parties.

     4.07 COMPENSATION. Except as otherwise expressly provided in this Agreement, the General Partner and its Affiliates shall not be entitled to receive any compensation from the Partnership. This Section 4.07 does not in any way limit the General Partner's right to reimbursement pursuant to
Section 4.05.

     4.08 LIABILITY. The General Partner shall endeavor to perform its duties under this Agreement with ordinary prudence and in a manner reasonable under the circumstances. The General Partner shall not be liable to the Partnership or the Limited Partners for any loss or liability caused by any act, or by the failure to do any act, unless such loss or liability arises from the General Partner's intentional misconduct, gross negligence or fraud. In no event shall the General Partner be liable by reason of a mistake in judgment made in good faith, or action or lack of action based on the advice of legal counsel. Further, the General Partner shall in no event be liable for its failure to take any action unless it is specifically directed to take such action under the terms of this Agreement.

     4.09 INDEMNIFICATION. Upon the determInation as set forth in Section
11.06 of the Act that such indemnification is permissible under Section 11.02 of the Act, the Partnership (but not the Limited Partners) hereby indemnifies and holds harmless any person or entity who is or was a General Partner (and its Affiliates) against any and all losses, costs, expenses (including reasonable attorneys' fees), penalties, taxes, fines, settlements, damages and judgments resulting from the fact the General Partner was, is or is threatened to be named a defendant or respondent in a Proceeding because such person was or is a General Partner in the Partnership, even if such losses, costs, expenses etc. were the result of the General Partner's own negligence. This indemnification shall only be effective if the General Partner (i) acted in good faith, (ii) reasonably believed that in instances that the General Partner was acting in its official capacity that its conduct was in the Partnership's best interest and in all other instances that the General Partner's conduct was not opposed to the Partnership's best interests, and (iii) in a criminal proceeding, had no cause to believe its conduct was unlawful. Notwithstanding the foregoing, this indemnification shall in no event be applicable to a Proceeding in which the General Partner has been found to be liable for intentional misconduct, gross negligence or fraud in the performance of the General Partner's duty to the Partnership or the Limited Partners.

     4.10.  TAX MATTERS PARTNER.

            (a) The General Partner is hereby designated as the "tax matters partner" of the Partnership (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership finds for professional services and costs associated therewith. The Limited Partners agree to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

            (b)  The General Partner is authorized to:

                (i) enter into a settlement agreement with the Service with respect to any tax audit or judicial review, in which agreement the General Partner may expressly state that the agreement will bind all Partners;

                (ii) file a petition for judicial review of a final administrative adjustment pursuant to section 6226 of the Code;

                (iii) intervene in any action brought by any other Partner for judicial review of a final administrative adjustment;

                (iv) file a request for an administrative adjustment with the Service at any time and, if any part of the request is not allowed by the Service, to file a petition for judicial review with respect to the request; and

                (v) take any other action on behalf of the Partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

          (c) The Partnership will reimburse the General Partner for all expenses incurred by it in connection with any administrative or judicial proceeding with respect to the tax liabilities of the Partners.

     4.11.  GUARANTY OF DEBT; GUARANTY AND COMMITMENT FEES.

            (a) The Guarantors shall severally guaranty the Construction Loan in the following amounts:

                 Jere Thompson                 $1,000,000
                 Hayden                         2,000,000
                 Jodie Thompson                 1,000,000
                 Florida                        1,000,000
                 Langdale                       3,000,000

          If, for any reason, the Guarantors make payments to the Construction Lender in satisfaction of all or a portion of their obligation under their Guarantees, then each Guarantor making such payment shall receive an additional Partnership Interest in the Partnership as a Limited Partner equal to 3.00% (after issuance) for each $1 million paid to the Construction Lender pursuant to such Guaranty, pro rated for lesser amounts. The additional Partnership Interest issuable to the Guarantors pursuant to this Section 4.11(a) shall be derived solely out of the Partnership Interests of the Limited Partners, including the Partnership Interests of the Guarantors existing as of the date immediately prior to the effective date of this Agreement, other than from the Partnership Interests of Jodie Thompson, Hayden and Florida. In accordance with Section 3.02(b), amounts paid pursuant to the Guaranties will be treated as Capital Contributions to the Partnership.

          (b) The Partnership shall pay to the Guarantors the Guaranty Fee. The Guaranty Fee shall be payable quarterly in arrears commencing September 30, 1996. The accrued but unpaid Guaranty Fee shall accrue interest at a rate equal to 12% per annum commencing from and after July 1, 1997. Such interest rate will increase 2% per annum commencing on July 1, 1998 and each subsequent anniversary date.

          (c) The Partnership shall pay the Commitment Fee to each Guarantor. The accrued but unpaid Commitment Fee shall accrue interest at a rate equal to 12% per annum commencing from and after July 1, 1997. Such interest rate will increase 2% per annum commencing on July 1, 1998 and each subsequent anniversary date.

     4.12 CONSTRUCTION MANAGEMENT. CapRock shall manage the construction and development of the Network on behalf of the Partnership. The Partnership shall pay to CapRock a fee in an amount equal to the sum of (i) 4% of the actual cost of constructing the entire Network payable monthly at a minimum of $15,000 per month commencing on February 1, 1996 and ending on the date the final payment is made to C&B Associates by the Partnership under all of its contracts for the construction of the entire Network and (ii) 5% of the excess of the projected costs of construction and capital expenditures as set forth in the budget submitted to the Construction Lender ($11,403,845), less the actual construction costs and capital expenditures incurred in the construction and start-up of the Network which amount is payable on the date of the last payment due under (i) above, and is being paid as an inducement to minimize the cost of the Network's construction and start-up. The management of the construction and development of the Network shall be conducted pursuant to that certain Construction Management Agreement to be entered into between the Partnership and CapRock.

     4.13. NETWORK ADMINISTRATION. The Partnership shall retain CapRock Communications Corp., a Texas corporation, to operate and manage the Network in accordance with that certain Management and Administration Agreement to be entered into between the Partnership and CapRock Communications Corp.


                                      ARTICLE V

                               LIMITED PARTNER MATTERS

      5.01 LIMITATION OF LIABILITY. No Limited Partner shall be bound by, or personally liable for, obligations or liabilities of the Partnership beyond the amount of his or its required contributions to the capital of the Partnership, and no Limited Partner shall be required to contribute any capital to the Partnership in excess of the contributions for which he or it is personally liable for under Article III.

     5.02 MANAGEMENT. No Limited Partner shall participate in the operation or management of the business of the Partnership, or transact any business for or in the name of the Partnership, nor shall any Limited Partner have any right or power to sign for or bind the Partnership in any manner. The right of the Limited Partners to consent to and approve of certain matters under the provisions of this Agreement shall not be deemed a participation in the operation and management of the business of the Partnership, or the exercise of control over the Partnership's affairs.

     5.03 CONSENTS. Any action requiring the consent or approval of the Limited Partners under the provisions of this Agreement shall be taken only if the consent or approval of the requisite number of Limited Partners is evidenced by written instrument executed by such Limited Partners.

     5.04   POWER OF ATTORNEY

            (a) Each Limited Partner hereby irrevocably severally appoints and constitutes the General Partner, its successors and assigns hereunder as its true and lawful attorney-in-fact, with full power and authority, on its behalf and in its name, to execute, acknowledge, swear to, deliver and, where appropriate, file in such offices and places as may be required by law:

                (i)   the Certificate, and any amendment thereto; and

                (ii)  any amendment to this Agreement upon compliance with
          Article VIII, Article IX or Section 11.01.

          (b) The power of attorney granted by the Limited Partners to the General Partner under paragraph (a) above is a special power coupled with an interest and is irrevocable, and may be exercised by any Person who at the time of exercise is a General Partner of the

     Partnership. Such power of attorney shall survive the death or legal disability of a Limited Partner ant any Transfers or abandonment of its Partnership Interest, or its withdrawal from the Partnership.

     5.05 DEATH, BANKRUPTCY, ETC. In no event shall the death, incompetency, bankruptcy, insolvency or other incapacity of a Limited Partner operate to dissolve the Partnership.

                                      ARTICLE VI

                            ALLOCATIONS AND DISTRIBUTIONS

     6.01 ALLOCATION OF NET INCOME AND LOSS FROM OPERATIONS. Net income and loss for each fiscal year from Operations shall be determined for financial accounting purposes in accordance with the method of accounting used for federal income tax purposes and the books and records of the Partnership. Except as provided in Sections 6.03 and 6.07(b), income, gain, loss and deduction shall be allocated among the Partners as set forth below.

          (a) Net income and gain shall be allocated to the Partners as follows:

               (i) First, to the Partners pro rata in accordance with, and in an amount equal to the difference between (A) the sum of the Cash Flow from Operations and Major Capital Events then distributable plus the aggregate amount of Cash Flow from Operations and Major Capital Events previously distributed to the Partners pursuant to Section 6.02(a), over (b) the aggregate amount of net income and gain previously allocated to such Partners pursuant to this Section 6.01(a)(i);

               (ii) Next, to the Partners pro rata in accordance with, and in an amount equal to, the difference between the aggregate net loss and deduction previously allocated to the partners pursuant to
          Section 6.01(b) over the aggregate amount of net income and gain previously allocated to such Partners pursuant to this Section 6.01(a)(ii);

               (iii) Next, to the Partners pro rata in accordance with, and in an amount equal to the difference between (A) the sum of the Cash Flow from Operations and Major Capital Events then distributable plus the aggregate amount of Cash Flow from Operations and Major Capital Events previously distributed to the Partners pursuant to Section 6.02(c), over (b) the aggregate amount of net income and gain previously allocated to such Partners pursuant to this Section 6.01(a)(iii); and

                (iv) Thereafter, 1% to the General Partner, 19.5% to Thompson, 4.5% to Langdale and the remainder among the Partners (including Thompson and Langdale) pro rata in accordance with their Partnership Interests.

          (b) Net loss and deduction shall be allocated to the Partners as follows:

                (i) First, to the Partners pro rata in accordance with, and in an amount equal to, their positive Capital Account balances; and

                (ii) Thereafter, to Partners pro rata in accordance with their Partnership Interests.

            (c) Notwithstanding anything to the contrary in Section 6.01(b), any item of net loss or deduction that is attributable to a partner nonrecourse debt must be allocated to the Partner that bears the economic risk of loss for such debt as determined under Code Sections 704 and 752, and the Treasury Regulations thereunder. If more than one Partner bears the economic risk of loss for a partner nonrecourse debt, any net loss attributable to such debt must be allocated among such Partners in accordance with the ratios in which the Partners share the economic risk of loss for such partner nonrecourse debt.

     6.02 DISTRIBUTIONS OF CASH FLOW FROM OPERATIONS AND MAJOR CAPITAL EVENTS. The General Partner shall distribute Cash Flow from Operations and Major Capital Events when available to the Partners. Notwithstanding the frequency or amounts of distributions, Cash Flow shall be distributed as follows:

            (a) First, to the Guarantors pro rata in accordance with their Unpaid Preferred Return, in such amount and until such time as each such Guarantor's Unpaid Preferred Return has been reduced to zero;

            (b) Next, to the Guarantors pro rata in accordance with their Unreturned Capital Contributions, in such amount and until such time as each such Guarantor's Unreturned Capital Contributions has been reduced to zero;

            (c) Next, to the Partners pro rata in accordance with their Partnership Interests until such time as the Guaranties of each Guarantor other than Langdale have been released in their entirety by the Construction Lender; and

            (d) Thereafter, 1% to the General Partner, 19.5% to Thompson, 4.5% to Langdale and the remainder among the Partners (including Thompson and Langdale) pro rata in accordance with their Partnership Interests.

     6.03   LIMITATIONS ON ALLOCATIONS.

            (a) MINIMUM GAIN CHARGEBACK. Notwithstanding any provision of this Article VI, if there is a net decrease in Partnership minimum gain during any fiscal year or other period, prior to any other allocation pursuant hereto, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount and manner required by Treasury Regulation Sections 1.704-1T(b)(4)(iv)(e) and (h) and Section 1.704-2. Notwithstanding any provision of this Article VI, if there is a net decrease in partner nonrecourse debt minimum gain, any Partner with a share of that partner nonrecourse debt minimum gain as of the beginning of such year shall be allocated items of income and gain for the year (and, if necessary, for succeeding years) equal to that Partner's share of the net decrease in the partner nonrecourse debt minimum gain, as provided in Treasury Regulation
     Section 1.704-2(i)(4).

            (b) QUALIFIED INCOME OFFSET. Any Partner who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2) (ii)(d)(4), (5) or (6) that causes or increases a negative balance in its Capital Account beyond the sum of the amount of such Partner's obligation to restore its deficit Capital Account plus its share of minimum gain shall be allocated items of income and gain sufficient to eliminate such increase or negative balance caused thereby, as quickly as possible, to the extent required by such Treasury Regulation.

            (c) GROSS INCOME ALLOCATION. If any Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of (i) the amount such Partner is obligated to restore pursuant to any provision of this Agreement and (ii) the amount such Partner is deemed to be obligated to restore pursuant to Treasury Regulation Section 1.704-2, each such Partner shall be specially allocated items of Partnership income and gain in the amount- of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.03(c) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article VI have been made as if this Section 6.03(c) were not in this Agreement.

            (d) SECTION 704(b) LIMITATION. Notwithstanding any other provision of this Agreement to the contrary, no allocation of any item of income or loss shall be made to a Partner if such allocation would not have "economic effect" pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii) or otherwise be in accordance with its interest in the Partnership within the meaning of Treasury Regulation Sections 1.704-1(b)(3) and 1.704-2. To the extent an allocation cannot be made to a Partner due to the application of this Section 6.03(d), such allocation shall be made to the other Partner(s) entitled or required to receive such allocation hereunder.

            (e) CURATIVE ALLOCATIONS. Any allocations of items of income, gain, or loss pursuant to Sections 6.03(a)-(d) shall be taken into account in computing subsequent allocations pursuant to this Article VI, so that the net amount of any items so allocated and the income, losses and other items allocated to each Partner pursuant to this Article VI shall, to the extent possible, be equal to the net amount that would have been allocated to each Partner had no allocations ever been made pursuant to Sections 6.03(a)-(d).

            (f) MINIMUM ALLOCATIONS TO GENERAL PARTNER. If at any time the allocation provisions of this Agreement do not result in the General Partners being allocated at least one percent of all material items of income, gain, loss, deduction or credit, the General Partner shall be allocated so much of those items as will cause it at all times during the existence of the Partnership to be allocated at least one percent of those items.

     6.04   DISTRIBUTIONS UPON LIQUIDATION OF PARTNERSHIP.

            (a) Upon liquidation of the Partnership the assets of the Partnership shall be distributed no later than the later of 90 days after the date of such liquidation or the end of the Partnership s taxable year in which the liquidation occurs and shall be applied in the following order of priority:

                 (i) To the payment of debts and liabilities of the Partnership (including amounts owed to Partners or former Partners);

                 (ii) Unless inconsistent with Treasury Regulation Section 1.704-1(b)(2)(ii)(b), or any successor provision, to set up any reserves which the General Partner deems reasonably necessary for contingent or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the business of the Partnership; and

                 (iii) After all Capital Account adjustments for the Partnership s taxable year in which the liquidation occurs (including without limitation adjustments required under Treasury Regulation Section 1.704-1(b)(2)(iv)(e), relating to distributions in kind), to the Partners in accordance with each Partner's positive Capital Account balance in the same order as distributions are made in Section 6.02.

            (b) If a transfer of an interest in the Partnership results in a termination of the Partnership for federal income tax purposes under
     Section 708(b)(1)(B) of the Code (or any successor provision thereto),
     Section 6.04(a) shall not apply and a Partner's portion of the constructive liquidating distribution of the Partnership s assets that is deemed to occur under Treasury Regulation Section 1.708-1(b)(1)(iv) (or any similar or successor provision) shall be determined in accordance with the Capital Accounts of the Partners as determined after taking into account all Capital Account adjustments for the Partnership's taxable year ending on the date of such termination.

     6.05 LIQUIDATION OF PARTNERS INTEREST. Except as may otherwise be required in this Agreement, if a Partner's interest in the Partnership is to be liquidated, liquidating distributions shall be made in accordance with the positive Capital Account balance of such Partner, as determined after taking into account all Capital Account adjustments for the Partnership's taxable year during which such liquidation occurs, by the end of the taxable year, or if later, within ninety (90) days after the date of such liquidation. If a Partner's interest is to be liquidated, it has a negative Capital Account balance and it is obligated to restore some or all of its negative Capital Account upon liquidation of the Partnership pursuant to Section 3.06, then such Partner shall, by the end of the taxable year or, if earlier, within ninety (90) days of the date of such liquidation, contribute cash to the Partnership in an amount equal to its negative Capital Account or such lesser amount as provided in Section 3.06. Where a Partner's interest is to be liquidated by a series of distributions, such Partner's interest shall not be considered liquidated until the final distribution has been made. For purposes of this Section 6.06, a liquidation of a Partner's interest in the Partnership means the termination of the

Partner s entire interest in the Partnership by means of a distribution or series of distributions to the Partner by the Partnership.

     6.06   IN-KIND DISTRIBUTIONS.

            (a) Prior to a distribution of property (other than cash and other than in complete liquidation of the Partnership or a Partner's interest in the Partnership), the Capital Accounts of the Partners shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not previously been reflected in the Capital Accounts), would be allocated among the Partners if there were a taxable disposition of the property on the date of distribution.

            (b) If the distribution of property (other than cash) is to a Partner in complete liquidation of the Partner's interest in the Partnership or in liquidation of the Partnership, prior to such distribution, the Capital Accounts of all the Partners shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in all the Partnership's property (that has not previously been reflected in the Capital Accounts) would be allocated among the Partners if there was a taxable disposition of all such property on the date of the liquidating distribution.

            (c) If any assets of the Partnership are distributed to the Partners in kind, the Partners shall own and hold the same as tenants in common.

     6.07   ADDITIONAL TAX ALLOCATION PROVISIONS.

            (a) For income tax purposes, allocations of income and loss (and items thereof) shall be made in accordance with the foregoing allocations of income, gain and loss for financial purposes.

            (b) Notwithstanding anything to the contrary contained herein, items of income, gain, loss and deduction with respect to property, other than cash, contributed to the Partnership by a Partner or with respect to an adjustment to the Partners' Capital Accounts to reflect a revaluation of the Network, shall be allocated among the Partners so as to take into account the variation between the basis of the property to the Partnership and its fair market value at the time of contribution or, in the case of a revaluation of the Network, the variation between the basis of the Network to the Partnership and its fair market value as of the date of revaluation, as provided in Section 704(c) of the Code and Regulations thereunder and Treasury Regulations Section 1.704-1(b)(2)(iv)(g).

            (c) As between a Partner who has transferred all or part of its interest in the Partnership and its transferee, all items of income, gain, deduction and loss, for any year shall be apportioned on the basis of the number of days in each such year that each was the holder of such interest (making any adjustments necessary to comply with the provisions of Section 706(d)(2) of the Code), without regard to the results of the Partnership's operations during the period before and after the date of such transfer, provided that if both the transferor and transferee consent thereto a special closing of the books shall be had as of the effective date of such transfer and the apportionment of items of income and gain, and deduction and loss, shall be made on the basis of actual operating results. Notwithstanding the above, gain or loss resulting from a Major Capital Event or a Liquidating Event shall be allocated only to those persons who are Partners as of the date on which such transaction is consummated.


                                     ARTICLE VII

                                    FISCAL MATTERS

     7.01 FISCAL YEAR. The fiscal year of the Partnership shall be as required under Section 706 of the Code.

     7.02 BOOKS AND RECORDS. The General Partner shall keep, or cause to be kept, at the expense of the Partnership, full and accurate books and records of all transactions of the Partnership in accordance with accepted accounting principles, consistently applied. Among such books and records the General Partner shall keep:

            (a)  A current list of the following items:


                 (i) the name and mailing address of each Partner, separately identifying in alphabetical order the General Partners and the Limited Partners:


                 (ii) the last known street address of the business or residence of each General Partner; and


                 (iii)   the Partnership Interest of each Partner.


            (b) Copies of the Partnership's federal, state and local tax returns for each of the Partnership's six most recent tax years;

          (c) A copy of this Agreement, the Certificate, all amendments and restatements and executed copies of any powers of attorney under which this Agreement, the Certificate and any and all Amendments or restatements thereto have been executed. All of such books and records shall, at all times, be maintained at the principal place of business of the Partnership and the Limited Partners shall have the right to inspect and copy any of them, at their own expense, during normal business hours.

     7.03   REPORTS AND STATEMENTS.

            (a) Within 90 days after the end of each fiscal year of the Partnership, the General Partner shall, at the expense of the Partnership, cause to be delivered to each Limited Partner such financial statements and such other information as the General Partner believes to be necessary for the Limited Partners to be advised of the financial status and results of operations of the Partnership.

            (b) The General Partner shall report to the Limited Partners any significant development materially adversely affecting the Partnership, its business, property or assets, as soon as practicable following the occurrence of such development.

          (c) The General Partner shall provide to the Guarantors a copy of the financial statements which the Partnership provides to the Construction Lender, contemporaneously with the delivery of such documents to the Construction Lender, and such other information which is provided to the Limited Partners.

     7.04 AUDIT. A Limited Partner may require an audit of the books and records of the Partnership to be conducted at any time (but not more frequently than once each calendar year). Any such audit so required shall be conducted by auditors selected by such Limited Partner at the expense of the Partnership.

     7.05 TAX RETURNS. The General Partner shall cause to be prepared and delivered to the Partners on or before seventy-five days following the end of each fiscal year, at the expense of the Partnership, all federal and any required state and local income tax returns for the Partnership for the preceding fiscal year. In the event the Partnership's income tax returns are audited, the General Partner shall retain, at the expense of the Partnership, accountants and other professionals to participate in such audit in order to contest assertions by the auditing agent that may be materially adverse to the Partners.

     7.06 BANK ACCOUNTS. The General Partner, in the name of the Partnership, shall open and maintain a special bank account or accounts in a bank or savings and loan association, the deposits of which are insured by an agency of the United States government, in which shall be deposited all fluids of the Partnership. There shall be no commingling of the property and assets of the Partnership with the property and assets of any other party.

     7.07 TAX ELECTIONS. The General Partner shall be entitled to determine all Federal income tax elections available to the Partnership.


                                  ARTICLE VIII
                                    TRANSFERS

     8.01 RESTRICTION ON TRANSFERS. Except as expressly permitted under the terms and provisions of this Article VIII, no Partnership Interest shall be Transferred without the written consent of the General Partner.

     8.02 PERMITTED SALES AFTER RIGHT OF FIRST REFUSAL IS GIVEN. Except for a Transfer from one Partner to another in which case this Section does not apply, if a Partner receives an offer (the "Offer") for the purchase of all or a part of such Partner's Partnership Interest (the "Offered

Interest"), then the Partner who received such Offer (the "Selling Partner") shall, if it wishes to accept the Offer, promptly forward a true and correct copy thereof to the other Partners (whether one or more, the "Non-Selling Partner") within ten (10) days of the date of the Offer. The Non-Selling Partner shall have the exclusive right and option for sixty (60) days following the receipt of said Offer (unless extended as provided in the last paragraph hereof) to purchase all, but not less than all, of the Offered Interest on the terms and conditions set forth in the Offer. The Non-Selling Partner shall exercise its option to purchase the Offered Interest by actual delivery to the Selling Partner, within the aforesaid sixty (60) day period, written notice of such election. The Non-Selling Partner shall be deemed to have elected not to purchase the Offered Interest if it fails to timely provide written acceptance. Each Non-Selling Partner who elects to so purchase the Offered Interest pursuant to the Offer (the "Electing Partner") shall have the right to purchase that proportion of the Offered Interest which the amount such Electing Partner elects to purchase bears to the total amount which the Electing Partners elected to purchase. The Electing Partner shall be obligated to close no later than ninety (90) days after the date of the Offer.

     If the Non-Selling Partner does not elect to purchase all of the Offered Interest, the Selling Partner may sell the Offered Interest; provided, however, that the sale (i) shall not be made at a price lower than the price offered to the Non-Selling Partner, (ii) is not made to any person other than the original offeror, (iii) is on the same terms and conditions as those specified in the Offer, and (iv) is consummated within ninety (90) days after the lapse of all options arising in connection with the offer.

     If the offeror, terms or conditions of the proposed sale are changed or such Offered Interest has not been sold prior to the lapse of the aforesaid ninety (90) day period, the Selling Partner must make a new offer, pursuant to the procedures in this Section 8.02, to the Non-Selling Partner prior to selling such Offered Interest. If the Non-Selling Partner elects to purchase all of the Offered Interest, then the closing of said purchase shall take place at the office of the Partnership.

     Notwithstanding anything else to the contrary in this Section 8.02, if the Selling Partner is Thompson or a member of the Thompson Family, then Thompson and the Thompson Family shall have the first and exclusive right to acquire the Offered Interest prior to any other Partner having such right. If neither Thompson nor a member of the Thompson Family elects to purchase all of the Offered Interest within sixty (60) days following receipt of the Offer, then the remaining Partners shall have the right for twenty (20) days following such sixty (60) day period to acquire the Offered Interest.

     8.03 PERMITTED TRANSFERS. Notwithstanding anything else in this Agreement to the contrary:

            (a) a Partner may Transfer all or any portion of a Partnership Interest to another Partner without the consent of any Partner; and

          (b) a Guarantor may Transfer all or any portion of the Partnership Interest which it receives in exchange for its Guaranty, or pursuant to
     Section 3.03 or 4.11, to an Affiliate without the consent of any Partner.

     8.04 ASSUMPTION BY TRANSFEREE. Any transferee to whom all or any part of a Partnership Interest may be Transferred pursuant to this Agreement shall take such Partnership Interest subject to all of the terms and conditions of this Agreement and shall not be considered to have title thereto until said transferee shall have accepted and assumed the terms and conditions of this Agreement by a written agreement to that effect delivered to the other Partners, at which time such transferee shall be admitted as a substitute Partner and shall succeed to all rights of its transferor except as such rights may be otherwise limited by other provisions of this Agreement.

     8.05 COST OF TRANSFERS. The transferor and, if it fails or refuses to do so, then the transferee, of any Partnership Interest shall reimburse the Partnership for all costs incurred by the Partnership resulting from any Transfer.

     8.06 EFFECT OF ATTEMPTED DISPOSITION IN VIOLATION OF THIS AGREEMENT. Any attempted Transfer of any Partnership Interest in breach of this Agreement shall be null and void and of no effect whatever.


                                      ARTICLE IX

                        RESIGNATION, WITHDRAWAL AND REMOVAL OF
                  GENERAL PARTNER: ADMISSION OF NEW GENERAL PARTNER

     9.01 VOLUNTARY RESIGNATION OR WITHDRAWAL OF THE GENERAL PARTNER. The General Partner may not withdraw its interest in the Partnership, Transfer its interest to any Person or admit any Person as a substitute General Partner except as provided in Article VIII or this Article IX.

     9.02 SUBSTITUTE AND ADDITIONAL GENERAL PARTNERS. To the extent permitted under Texas law, the General Partner may at any time designate additional Persons to be General Partners, whose interest in the Partnership shall be such as shall be agreed upon by the General Partner and such additional General Partners, so long as the Partnership Interest of the Limited Partners shall not be affected thereby.

     9.03 ADMISSION OF A SUCCESSOR GENERAL PARTNER. Any successor Person shall be admitted as a General Partner of the Partnership if the following terms and conditions are satisfied:

            (a) The successor Person shall have accepted and assumed all the terms and provisions of this Agreement and the Shareholders' Agreement governing the General Partner;

            (b) If the successor Person is a corporation, it shall have provided counsel for the Partnership with a certified copy of a resolution of its Board of Directors authorizing it to become a General Partner under the terms and conditions of this Agreement; and

            (c) The successor Person shall have executed this Agreement and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner.

                                   ARTICLE X

                                  DISSOLUTION

     10.01  DISSOLUTION.

            (a) It is the intention of the Partners that the business of the Partnership be continued by the Partners, or those remaining, pursuant to the provisions of this Agreement, notwithstanding the occurrence of any event which would result in a statutory dissolution of the Partnership pursuant to the laws of the State of Texas, and no Partner shall be released or relieved of any duty or obligation hereunder by reason thereof; provided, however, that the business of the Partnership shall be terminated, its affairs wound-up and its property and assets distributed in liquidation on the earlier to occur of:

                 (i)    December 31, 2025;

                 (ii) a determination by the General Partner that the business of the Partnership should be terminated;

                 (iii)  the bankruptcy or insolvency of the Partnership;

                 (iv) subject to the provisions of paragraph (b) below, the death, incompetency, bankruptcy, insolvency, withdrawal or removal from the Partnership of the last remaining General Partner;

                 (vi) the date upon which a Liquidating Event occurs, and all payments have been received;

                 (vii)  entry of a decree of judicial dissolution; or

                 (viii) the date voting control of the General Partner is no longer held by Thompson, Langdale, a family member of either one or an Affiliate of either one.

     For purposes of this Agreement, bankruptcy shall be deemed to have occurred when the party in question files a petition under any section or chapter of the Federal Bankruptcy Code, as amended, or becomes subject to an order for relief under Title 11 of the United States Code Annotated or is declared bankrupt or insolvent in a state bankruptcy or insolvency hearing.

            (b) Upon the occurrence of any event set forth in subparagraph (iv) of paragraph (a) above with respect to the last remaining General Partner, the business of the Partnership shall be continued pursuant to the provisions of this Agreement if, within a period of 90 days from the date of such occurrence, each of the Limited Partners shall elect in writing that it be so continued and shall designate one or more parties to be admitted to the Partnership as a General Partner. Any such party shall upon admission to the Partnership succeed to all of the rights and powers of a General Partner hereunder, provided that the former General

     Partner shall retain and be entitled to its share of profits, losses, distributions, and capital associated with the General Partner's Partnership Interest.

     10.02 WIND-UP OF AFFAIRS. As expeditiously as possible following the occurrence of an event giving rise to a termination of the business of the Partnership, the General Partner (or a special liquidator who may be appointed by the Limited Partners if the termination results from a circumstance described in Section 10.01 (a)(iv) above relative to the General Partners) shall wind-up the affairs of the Partnership, sell its property and assets for cash at the highest price reasonably obtainable, distribute the proceeds in accordance with Section 6.04 in liquidation of the Partnership and file a certificate of cancellation with the Secretary of State of Texas.

                                  ARTICLE II

                                 MISCELLANEOUS

     11.01 AMENDMENTS. Unless otherwise expressly provided herein, this Agreement may not be amended without the written consent of the General Partner and a Majority in Interest of the Limited Partners.

     11.02 OTHER ACTIVITIES. Any Partner may engage or possess an interest in other business ventures of every nature and description, independently or with others, including, without limitation, the acquisition, construction, ownership, leasing, operation and management of projects similar to the Partnership's business), and neither the Partnership nor any of the other Partners shall have any right by virtue of this Agreement in and to such other ventures or to the income or property derived therefrom.

     11.03 PARTITION. No Partner shall be entitled to a partition of the Network or any other property or assets of the Partnership, notwithstanding any provision of law to the contrary.

     11.04 NOTICES. Any notice required or permitted to be delivered to any Partner under the provisions of this Agreement shall be deemed delivered, whether actually received or not, when deposited in a United States Postal Service depository, postage prepaid, registered or certified, return receipt requested, and addressed to the Partner at the address specified on the signature pages hereof, or such other address as shall be specified by written notice delivered to the General Partner.

     11.05 PROVISIONS SEVERABLE. Every provision of this Agreement is intended to be severable and, if any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

     11.06 COUNTERPARTS. This Agreement, and any amendments hereto, may be executed in counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

     11.07 HEADINGS. The headings of the various Sections are intended solely for convenience of reference, and shall not be deemed or construed to explain, modify or place any construction upon the provisions hereof.

     11.08 SUCCESSORS AND ASSIGNS. This Agreement and any amendments hereto shall be binding upon and, to the extent expressly permitted by the provisions hereof, shall inure to the benefit of the Partners and their respective heirs, legal representatives, successors and assigns.

     11.09 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     IN WITNESS WHEREOF, the Partners have executed this Agreement this 31 day of October, 1996 effective for all purposes as of July 1, 1996.


                                       GENERAL PARTNER:

                                       CAPROCK SYSTEMS, INC.
                                       a Texas corporation


                                       By: /s/ Jere W. Thompson, Jr.
                                           ---------------------------
                                           Name: Jere W. Thompson, Jr.
                                           Its:  President


                                           Address: 13455 Noel Road
                                                    Suite 1925
                                                    Dallas, Texas 75240

                        LIMITED PARTNER SIGNATURE PAGE

     This Limited Partner Signature Page is attached to, and made a part of, that certain Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, such Partnership Agreement.


                                       LIMITED PARTNER:


                                       /s/ Michael D. Thompson
                                       ---------------------------
                                       Name: Michael D. Thompson


                                       Address:   3037 Milton
                                                  Dallas, TX 75205

                                       Facsimile: (214) 841-6590

                        LIMITED PARTNER SIGNATURE PAGE

     This Limited Partner Signature Page is attached to, and made a part of, that certain Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, such Partnership Agreement.


                                       LIMITED PARTNER:


                                       /s/ Patrick J. Thompson
                                       -----------------------------
                                       Name: Patrick J. Thompson


                                       Address:   5534 Northmoor Dr.
                                                  Dallas, TX 75230

                                       Facsimile: (817) 251-0796

                        LIMITED PARTNER SIGNATURE PAGE

     This Limited Partner Signature Page is attached to, and made a part of, that certain Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, such Partnership Agreement.


                                       LIMITED PARTNER:


                                       /s/ Margaret T. Nelson
                                       ---------------------------
                                       Name: Margaret T. Nelson


                                       Address:   4425 Hyer
                                                  Dallas, 75205

                                       Facsimile:
                                                  ----------------

                        LIMITED PARTNER SIGNATURE PAGE

     This Limited Partner Signature Page is attached to, and made a part of, that certain Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, such Partnership Agreement.


                                       LIMITED PARTNER:


                                       /s/ Kimberly T. Thornton
                                       ------------------------------
                                       Name: Kimberly T. Thornton


                                       Address:   P.O. Box 1345
                                                  Telluride, CO 81435

                                       Facsimile: (970) 728-5809

                        LIMITED PARTNER SIGNATURE PAGE

     This Limited Partner Signature Page is attached to, and made a part of, that certain Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, such Partnership Agreement.


                                       LIMITED PARTNER:


                                       /s/ Christopher D. Thompson
                                       -----------------------------
                                       Name: Christopher D. Thompson


                                       Address:   3121 Amherst
                                                  Dallas, TX 75225

                                       Facsimile:
                                                  ------------------

                      LIMITED PARTNER SIGNATURE PAGE

     This Limited Partner Signature Page is attached to, and made a part of, that certain Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, such Partnership Agreement.




                              LIMITED PARTNER:

                              /s/ David E. Thompson
                              ---------------------------------
                              Name:     David E. Thompson

                              Address:  4409 Shoal Creek Blvd.
                                        -----------------------
                                        Austin TX 78756
                                        -----------------------

                              Facsimile: (512) 467-2191
                                        -----------------------

                    LIMITED PARTNER SIGNATURE PAGE

     This Limited Partner Signature Page is attached to, and made a part of, that certain Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, such Partnership Agreement.




                              LIMITED PARTNER:
                              The Florida Company, a Texas Corporation

                              By: /s/ Joe C. Thompson, Jr.
                                  -----------------------------
                              Name: Joe C. Thompson, Jr.
                                   ----------------------------
                              Its: President
                                   ----------------------------

                              Address:  2960 Anode Lane
                                        -----------------------
                                        Dallas, TX 75220
                                        -----------------------

                              Facsimile: 214 / 357-3490
                                        -----------------------

                      LIMITED PARTNER SIGNATURE PAGE

     This Limited Partner Signature Page is attached to, and made a part of, that certain Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, such Partnership Agreement.



                              LIMITED PARTNER:


                              /s/ Joe C. Thompson, Jr.
                              ---------------------------------
                              Name:     Joe C. Thompson, Jr

                              Address:  2960 Anode Lane
                                        -----------------------
                                        Dallas, TX 75220
                                        -----------------------

                              Facsimile: 214 / 357-3490
                                        -----------------------

                      LIMITED PARTNER SIGNATURE PAGE

     This Limited Partner Signature Page is attached to, and made a part of, that certain Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, such Partnership Agreement.




                              LIMITED PARTNER:

                              THE HAYDEN COMPANY
                              a Texas corporation

                              By: /s/ John P. Thompson
                                  -----------------------------
                              Name: John P. Thompson
                                   ----------------------------
                              Its: President
                                  -----------------------------

                              Address: Two Turtle Creek Village
                                       ------------------------
                                       3838 Oak Lawn Ave., Suite 1850
                                       ------------------------
                                       Dallas, TX 75219-4519
                                       ------------------------

                              Facsimile: (214) 443-9299
                                        -----------------------

                      LIMITED PARTNER SIGNATURE PAGE

     This Limited Partner Signature Page is attached to, and made a part of, that certain Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, such Partnership Agreement.




                              LIMITED PARTNER:

                              /s/ Peggy Thompson
                              ---------------------------------
                              Name:     Peggy Thompson

                              Address: 4217 Armstrong Parkway
                                       ------------------------
                                       Dallas, TX 75205
                                       ------------------------

                              Facsimile:
                                        -----------------------

                      LIMITED PARTNER SIGNATURE PAGE

     This Limited Partner Signature Page is attached to, and made a part of, that certain Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, such Partnership Agreement.




                              LIMITED PARTNER:


                              /s/ Mark Langdale
                              ---------------------------------
                              Name:     Mark Langdale

                              Address:  5950 Berkshire #990
                                        -----------------------
                                        Dallas, TX 75225
                                        -----------------------

                              Facsimile: 214-891-3175
                                        -----------------------

                     LIMITED PARTNER SIGNATURE PAGE

     This Limited Partner Signature Page is attached to, and made a part of, that certain Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, such Partnership Agreement.




                              LIMITED PARTNER:


                              /s/ Jere W. Thompson, Sr.
                              ---------------------------------
                              Name:     Jere W. Thompson, Sr.

                              Address: Two Turtle Creek Village
                                       ------------------------
                                       3838 Oak Lawn Ave. Suite 1850
                                       ------------------------
                                       Dallas, TX 75219-4519
                                       ------------------------

                              Facsimile: 214 / 443-9299
                                        -----------------------

                      LIMITED PARTNER SIGNATURE PAGE

     This Limited Partner Signature Page is attached to, and made a part of, that certain Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, such Partnership Agreement.




                              LIMITED PARTNER:


                              /s/ Jere W. Thompson, Jr.
                              ---------------------------------
                              Name:     Jere W. Thompson, Jr.

                              Address: 13455 Noel Road, Ste 1925
                                       ------------------------
                                       Dallas, TX 75240
                                       ------------------------

                              Facsimile: (872) 788-4243
                                        -----------------------

                                   EXHIBIT "A"

                        THE PARTNERS; PARTNERSHIP INTERESTS

The General Partner:                   Partnership Interests:
     CapRock Systems, Inc.                   1.00%

The Limited Partners:

     Michael D. Thompson                     1.55%
     Patrick J. Thompson                     1.55%
     Margaret T. Nelson                      1.55%
     Kimberly T. Thornton                    1.55%
     Christopher D. Thompson                 1.55%
     David.E. Thompson                       1.55%
     The Florida Company                     2.67%
     Joe C. Thompson, Jr.                    2.67%
     The Hayden Company                      5.34%
     Peggy Thompson                          6.22%
     Jere W. Thompson, Sr.                   8.87%
     Mark Langdale                          46.79%
     Jere W. Thompson, Jr.                  17.14%
                                           ------
                                           100.00%

                                 AMENDMENT NO. 1 TO THE
                              SECOND AMENDED AND RESTATED
                           AGREEMENT OF LIMITED PARTNERSHIP
                            OF CAPROCK FIBER NETWORK, LTD.

     This Amendment No. 1 (this "AMENDMENT") to the Second Amended and Restated Agreement of Limited Partnership (the "AGREEMENT") of CapRock Fiber Network, Ltd., a Texas limited partnership (the "PARTNERSHIP"), is entered into by and among CapRock Systems, Inc., a Texas corporation as the general partner of the Partnership (the "GENERAL PARTNER"), and Michael D. Thompson, Patrick J. Thompson, Margaret T. Nelson, Kimberly T Thornton, Christopher D. Thompson, David E. Thompson, The Florida Company, a Texas corporation, Joe C. Thompson, Jr., The Hayden Company, a Texas corporation, Peggy Thompson, Jere
W. Thompson, Sr., Mark Langdale, Jere W. Thompson, Jr., and Dan Jones (individually, a "LIMITED PARTNER" and collectively, the "LIMITED PARTNERS"). The General Partner and the Limited Partners are sometimes individually referred to herein as a "PARTNER" and sometimes collectively referred to herein as the "PARTNERS".

                                      BACKGROUND

     The Partners entered into that certain Agreement of Limited Partnership of CapRock Fiber Network, Ltd., which was amended effective as of May 31, 1993, and further amended by the terms of the Agreement effective as of July 1, 1996.

     The Partners recognize the dedicated service, leadership, and other contributions of Dan Jones ("JONES") to the Partnership and, therefore, desire to amend the Agreement, effective as of September 1, 1997, to admit Jones as a Limited Partner upon the terms and conditions of this Amendment.

     Jones desires to become a Limited Partner upon the terms and conditions of this Amendment and the Agreement.

     THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which all parties acknowledge, the parties hereto agree as follows:

                              AMENDMENT TO THE AGREEMENT

     1. The definition of "Limited Partners" contained in SECTION 1.01 of the Agreement is hereby deleted and replaced in its entirety by the following:

          "Limited Partners" shall mean Michael D. Thompson, Patrick J. Thompson, Margaret T. Nelson, Kimberly T. Thornton, Christopher D. Thompson, David E. Thompson, The Florida Company, Joe C. Thompson, Jr., The Hayden Company, Peggy Thompson, Jere W. Thompson, Sr., Mark Langdale, Jere
     W. Thompson, Jr. and Dan Jones.

     2. SECTION 2.01(b) is hereby deleted and replaced in its entirety by the following:

          "(b) As of the effective date of this Agreement, Hayden, Florida and Jodie Thompson are admitted to the Partnership as Limited Partners."

     3.   SECTION 2.01 is hereby amended by adding the following subsection (c):

          "(c) As of the effective date of Amendment No 1 to this Agreement, Dan Jones is hereby admitted to the Partnership as a Limited Partner, and the Partnership Interests of the Partners shall be as set forth in Exhibit "A" to the Amendment No. 1 to this Agreement."

     4.   The Agreement is hereby further amended by adding the following
ARTICLE XII:

                                    "ARTICLE XII
                                 MERGER AND EXCHANGE

          12.01 MERGER. The General Partner, on behalf of and in the name of the Partnership, may adopt a plan of merger pursuant to which the Partnership may merge with one or more domestic or foreign partnerships or other entities.

          12.02 EXCHANGE. The General Partner, on behalf of and in the name of the Partnership, may adopt a plan of exchange by which a domestic or foreign partnership, or other entity acquires all of the outstanding Partnership Interests of the Partnership in exchange for cash or securities of the acquiring domestic or foreign partnership."

     5. Each of the remaining articles, sections, terms, and provisions of the Agreement shall remain in full force and effect, and shall be enforceable against the Partners in accordance with their terms.

     6. Capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Agreement.

     IN WITNESS WHEREOF, the Partners have executed this Amendment to be effective the 1st day of September, 1997.


                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Dated to be effective as of September 1, 1997.

                         GENERAL PARTNER:

                         CAPROCK SYSTEMS, INC.,
                         a Texas corporation



                         By:       /s/ Jere Thompson, Jr.
                            ---------------------------------------------
                         Name:     Jere Thompson, Jr.
                         Title:    President

                            LIMITED PARTNER SIGNATURE PAGE


     This Limited Partner Signature Page is attached to, and made a part of, that certain Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. as amended by Amendment No. 1.

     Dated to be effective as of September 1, 1997.

                              LIMITED PARTNER:


                              /s/ Michael D. Thompson
                              ---------------------------
                                  Michael D. Thompson

                            LIMITED PARTNER SIGNATURE PAGE

     This Limited Partner Signature Page is attached to, and made a part of, that certain Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. as amended by Amendment No. 1.

     Dated to be effective as of September 1, 1997.

                              LIMITED PARTNER:


                              /s/ Patrick J. Thompson
                              --------------------------------
                                  Patrick J. Thompson

                            LIMITED PARTNER SIGNATURE PAGE

     This Limited Partner Signature Page is attached to, and made a part of, that certain Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. as amended by Amendment No. 1.

     Dated to be effective as of September 1, 1997.

                              LIMITED PARTNER:


                              /s/ Margaret T. Nelson
                              --------------------------------
                                  Margaret T. Nelson

                            LIMITED PARTNER SIGNATURE PAGE

     This Limited Partner Signature Page is attached to, and made a part of, that certain Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. as amended by Amendment No. 1.

     Dated to be effective as of September 1, 1997.

                              LIMITED PARTNER:


                              /s/ Kimberly T. Thornton
                              -----------------------------------
                                  Kimberly T. Thornton

                            LIMITED PARTNER SIGNATURE PAGE

     This Limited Partner Signature Page is attached to, and made a part of, that certain Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. as amended by Amendment No. 1.

     Dated to be effective as of September 1, 1997.

                              LIMITED PARTNER:


                              /s/ Christopher D. Thompson
                              ------------------------------------------
                                  Christopher D. Thompson

                            LIMITED PARTNER SIGNATURE PAGE

     This Limited Partner Signature Page is attached to, and made a part of, that certain Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. as amended by Amendment No. 1.

     Dated to be effective as of September 1, 1997.

                              LIMITED PARTNER:


                              /s/ David E. Thompson
                              -------------------------------------
                                  David E. Thompson

                            LIMITED PARTNER SIGNATURE PAGE

     This Limited Partner Signature Page is attached to, and made a part of, that certain Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. as amended by Amendment No. 1.

     Dated to be effective as of September 1, 1997.

                              LIMITED PARTNER:


                              /s/ Joe C. Thompson, Jr.
                              ----------------------------------------
                                  Joe C. Thompson, Jr.

                            LIMITED PARTNER SIGNATURE PAGE

     This Limited Partner Signature Page is attached to, and made a part of, that certain Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. as amended by Amendment No. 1.

     Dated to be effective as of September 1, 1997.

                              LIMITED PARTNER:


                              /s/ Jere W. Thompson, Jr.
                              ------------------------------------------
                                  Jere W. Thompson, Jr.

                            LIMITED PARTNER SIGNATURE PAGE

     This Limited Partner Signature Page is attached to, and made a part of, that certain Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. as amended by Amendment No. 1.

     Dated to be effective as of September 1, 1997.

                              LIMITED PARTNER:


                              /s/ Margaret Thompson
                              -------------------------------------
                                   Margaret Thompson

                            LIMITED PARTNER SIGNATURE PAGE

     This Limited Partner Signature Page is attached to, and made a part of, that certain Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. as amended by Amendment No. 1.

     Dated to be effective as of September 1, 1997.

                              LIMITED PARTNER:


                              /s/ Jere W. Thompson, Sr
                              ---------------------------------------
                                  Jere W. Thompson, Sr

                            LIMITED PARTNER SIGNATURE PAGE

     This Limited Partner Signature Page is attached to, and made a part of, that certain Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. as amended by Amendment No. 1.

     Dated to be effective as of September 1, 1997.

                              LIMITED PARTNER:


                              /s/ Dan Jones
                              ----------------------------------
                                  Dan Jones

                            LIMITED PARTNER SIGNATURE PAGE

     This Limited Partner Signature Page is attached to, and made a part of, that certain Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. as amended by Amendment No. 1.

     Dated to be effective as of September 1, 1997.

                              LIMITED PARTNER:

                              THE FLORIDA COMPANY,
                              a Texas corporation


                              By:/s/ Joe C. Thompson, Jr.
                                 -----------------------------------------
                              Name:  Joe C. Thompson, Jr.
                              Title: President

                            LIMITED PARTNER SIGNATURE PAGE

     This Limited Partner Signature Page is attached to, and made a part of, that certain Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. as amended by Amendment No. 1.

     Dated to be effective as of September 1, 1997.

                              LIMITED PARTNER:

                              THE HAYDEN COMPANY,
                              a Texas corporation


                              By: /s/ John P. Thompson
                                 ----------------------------------
                              Name:  John P. Thompson
                              Title: President

                            LIMITED PARTNER SIGNATURE PAGE

     This Limited Partner Signature Page is attached to, and made a part of, that certain Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. By execution hereof, the undersigned agrees to be bound by, and perform in accordance with, the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. as amended by Amendment No. 1.

     Dated to be effective as of September 1, 1997.

                              LIMITED PARTNER:


                              /s/ Mark Langdale
                              ---------------------------------------
                                  Mark Langdale

                AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CAPROCK FIBER NETWORKS LTD.

                                      EXHIBIT A

GENERAL PARTNER:                      PARTNERSHIP INTEREST:

     CapRock Systems, Inc.                   1.72375%


LIMITED PARTNERS:

     Mark Langdale                          38.99919%
     The Hayden Company                      3.94493%
     Joe C. Thompson, Jr                     1.97246%
     The Florida Company                     1.97246%
     Dan B. Jones                            1.50000%
     Jere W. Thompson, Sr.                   6.55635%
     Margaret D. Thompson                    4.58389%
     Michael D. Thompson                     1.14597%
     Jere W. Thompson, Jr.                  31.87113%
     Patrick J. Thompson                     1.14597%
     Margaret T. Nelson                      1.14597%
     Kimberly T. Thornton                    1.14597%
     Christopher D. Thompson                 1.14597%
     David E. Thompson                       1.14597%

Total:                                     100.00000%


                                CONTRIBUTION AGREEMENT
                                    AND AMENDMENT


     This Contribution Agreement (the "Agreement") is entered into by and among Jere W, Thompson, Jr. ("Jere"), Greenway Holdings, L.P., a Texas limited partnership (the "Partnership"), and for a limited purpose, CapRock Systems, Inc. ("CapRock Systems"), a Texas corporation and the general partner of CapRock Fiber Network, Ltd., a Texas limited Partnership ("CapRock Fiber") and a majority in interest of the limited partners in CapRock Fiber.

                                  R E C I T A L S:

     A. Jere desires to contribute his entire ownership interest (the "CapRock Fiber Interest") in CapRock Fiber to the Partnership in exchange for a 1% general partnership interest and a 93.7289% limited partnership interest in the Partnership (the "Partnership Interests"). The limited partnership interest will be issued one-half to Jere, and the balance to his wife, Carolyn C. Thompson.

     B. By execution of this Agreement, CapRock Systems and a majority in interest of the limited partners evidence their consent to the contribution of the CapRock Fiber Interest and amend the Second Amended and Restated Agreement of Limited Partnership of CapRock Fiber Network, Ltd. (the "CapRock Fiber Agreement") to reflect the change in partner.

                                 A G R E E M E N T:

     IT IS THEREFORE AGREED:

     1. CONTRIBUTION. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Jere hereby agrees to contribute, and does hereby contribute, to the Partnership, and the Partnership hereby agrees to accept, and does hereby accept, the CapRock Fiber Interest.

     2. CONSIDERATION. For and in consideration of the contribution of the CapRock Fiber Interest by Jere to the Partnership, the Partnership hereby issues to Jere and Carolyn the Partnership Interests.

     3. AMENDMENT. By execution of this Agreement, CapRock Systems and a majority in interest of the limited partners in CapRock Fiber, in accordance with Section 11.01 of the CapRock Fiber Agreement, hereby amend the CapRock Fiber Agreement to admit the Partnership to CapRock Fiber pursuant to this Agreement. Exhibit "A" to the CapRock Fiber Agreement is amended and restated in the manner set forth on Exhibit "A" attached to this Agreement.

     4. AGREEMENT OF THE PARTNERSHIP. The Partnership hereby accepts, assumes and agrees to be bound by, and to perform in accordance with, all of the terms and provisions of the CapRock Fiber Agreement.

     5. MISCELLANEOUS. This Agreement (i) shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, administrators, successors and assigns; (ii) may not in any way be altered, amended, modified or upgraded except by an instrument in writing signed by the parties hereto; (iii) and the rights of the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas; and (iv) may be executed in multiple counterparts, each of which shall constitute an original.

          IN WITNESS WHEREOF, this Agreement is executed as of the 29th day of December, 1997.

                              THE PARTNERSHIP;

                              GREENWAY HOLDINGS, L,P,
                              a Texas limited partnership



                              By: /s/ Jere W. Thompson, Jr.
                                 ------------------------------------
                                   Jere W. Thompson, Jr.
                              Its: General Partner

                                  /s/ Jere W. Thompson, Jr.
                                 ------------------------------------
                                   Jere W. Thompson, Jr.



     By execution hereof, the undersigned, who constitute the general partner and a majority in interest of the limited partners in CapRock Fiber, consent to the contribution of the Partnership interests to the Partnership, and the amendment of the CapRock Fiber Agreement.

CapRock Systems, Inc.



/s/ Jere W. Thompson, Jr.                     /s/ Jere W. Thompson, Jr.
-------------------------------------         ----------------------------------
    Jere W. Thompson, Jr., President              Jere W. Thompson, Jr.


/s/ Mark Langdale
-------------------------------------
    Mark Langdale

                                     EXHIBIT "A"

                         THE PARTNERS: PARTNERSHIP INTERESTS

The General Partner:               Partnership Interests:
     CapRock Systems, Inc                    1.72375%

The Limited Partners:

     Michael D. Thompson                     1.14597%
     Patrick J. Thompson                     1.14597%
     Margaret T. Nelson                      1.14597%
     Kimberly T. Thornton                    1.14597%
     Christopher D. Thompson                 1.14397%
     David E. Thompson                       1.14597%
     The Florida Company                     1.97246%
     Joe C. Thompson, Jr.                    1.97246%
     The Hayden Company                      3.94493%
     Peggy Thompson                          4.58389%
     Jere W. Thompson, Sr.                   6.55635%
     Mark Langdale                          38.99919%
     Greenway Holdings, L.P.                31.87113%
     Dan Jones                               1.50000%
                                           ---------
                                           100.00000%

                                       3